Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Arconic Inc.’s (formerly known as Alcoa Inc.) Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 30, 2016